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                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

The subsidiaries listed below are, directly or indirectly, wholly-owned (except for Zemex Fabi-Benwood, LLC, of which 60% is owned by Zemex) and all are consolidated in the financial statements.


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SUBSIDIARY NAME                              STATE OR COUNTRY
                                                 IN WHICH
                                        INCORPORATED OR ORGANIZED


Alumitech, Inc.                                   Delaware

Alumitech of Cleveland, Inc.                      Delaware

Alumitech of Wabash, Inc.                         Indiana

AWT Properties, Inc.                                Ohio

ETS Schaefer Corporation                            Ohio

The Feldspar Corporation                        North Carolina

Suzorite Mica Products Inc.                    Ontario, Canada

Suzorite Mineral Products, Inc.                   Delaware

Zemex Fabi-Benwood, LLC                         North Carolina

Zemex Industrial Minerals, Inc.                   Delaware

Zemex Mica Corporation                            Delaware

Zemex U.S. Corporation                            Delaware

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